Howard Weil 33rd Annual Energy Conference April 7, 2005

Company Strategy Focus in Gulf Coast Basin (onshore and Gulf of Mexico Shelf), East Texas and Arkoma Basin Goal to maintain 60% of reserves in long lived basins while maintaining 75% of production from Gulf Coast region (45% of reserves long-lived at 12/31/04) Balanced growth approach Moderate/low risk exploitation/development Acquisitions High impact exploration Manage risk by spreading exposure in more projects 50% average WI in Gulf Coast 70% average WI in long lived basins Operate major projects Maintain financial flexibility

Why Invest in PetroQuest? Impressive growth since going public in September 1998 43% production CAGR 40% reserve CAGR Significant presence in three diverse basins - staged for growth in all three; 7.1 year reserve life index at 12/31/04 Small-cap stock with high liquidity Market capitalization - $300MM 12-month average daily volume - 500,000+ shares 97% drilling success rate during 2004 PQUE operates majority of its reserves Experienced and committed management team Significant intellectual capital in technical staff Insiders own approximately 20% of PQUE equity Exploration upside in proven basins

Production - Commodity Mix Oil Gas 27% 73% 43% - 6 Yr CAGR

Reserves - Category Mix Oil Gas 40% - 6 Yr CAGR

Production and Reserves - Basin Mix Production Reserves Gulf Coast E. Texas/Arkoma 25% 75%

Drilling Activity 2000 2001 2002 2003 2004 2005 Net Wells 3.35 7.41 7.01 4.71 18.9 42.1 Gross Wells 8 13 10 10 33 74

Estimated Net Unrisked Reserve Potential

Lafayette Houston New Orleans Major Project Locations Non-operated PQUE operated 24 Producing Fields 238 Producing Wells Arkoma Basin East Texas Gulf Coast Region

2005 Drilling Schedule Drill Completion & Platform/Pipeline Construction Productive Well

2005 South Louisiana Drilling Program 2005 South Louisiana Drilling Program Oakbourne File (Completing) Gumbo Bisque (Discovery) Cayenne Cracklin' (Completing) Lafayette Southern Trace English Turn Le Triomphe (Drilling)

2005 South Louisiana Drilling Program

2005 Gulf of Mexico Drilling Program Shiraz "C" & Syrah Lafayette Spanish Bay Pebble Beach (Completing) Pinehurst Sawgrass Spyglass Scottsdale

2005 Gulf of Mexico Drilling Program

Ship Shoal 72 Field Potential Developmental and Mid-Depth Exploitation Projects: Shiraz Zinfandel Sangria Dolcetto North Net Unrisked Reserve Potential 43 Bcfe "Deep Shelf" Opportunities: Syrah Pinot Noir Pinot Blanc Net Unrisked Reserve Potential 90 Bcfe PQUE Drills: 1. Merlot 2. Chardonnay 3. Cabernet 4. Sauvignon Blanc 5. Chenin Blanc 6. Chardonnay Acceleration 7. Burgundy 8. Bordeaux 9. Port 10. Beaujolais 11. Pinot Grigio 12. Riesling 13. Dolcetto 14. Chianti 15. Shiraz "B" Salt Dome Deep Shelf Opportunities Deep Shelf Opportunities 8,000' 14,000' 18,000' Syrah Prospect Pinot Noir Prospect

East Texas Basin 6 MMcfe/day net production 5,500 Mcfe/day net production in SE Carthage Field 500 Mcfe/day net production in the Barnett Shale 41,600 gross acres (16,500 acres developed) Travis Peak and Cotton Valley Formations $800,000 average well cost 600 - 1,200 MMcfe reserve potential per well Four year defined drilling inventory with additional upside in probable and possible reserves 10-12 wells to be drilled during 2005

Southeast Carthage Field Development LOUISIANA TEXAS LEGEND 2005 Drilling Program Locations PQUE Drills P-DP P-UD P-BP PQUE LEASE POSITION P-NP

Over 12,000 net acres Interest in 69 sections; operational control of 31 sections Currently 160-acre spacing Immediate gas production with little water 2,000 to 3,000' TVD, with 2,500' horizontal leg Typical economics: .7 Bcf; $350,000 completed well cost; 150-200 Mcf/day I.P. rate Additional producing horizons: Savanna Sand - 500' to 1,000' Cromwell Sand - 5,500' to 6,000' Booch Sand - 1,000' to 1,500' Operate 30+ miles of gathering system Current production of 2,500 Mcfe/day; increasing monthly Four year drilling inventory Oklahoma Arkansas Arkoma Basin PITTSBURG COUNTY Hartshorne Coal Arkoma Basin

Arkoma Basin LEGEND 2005 Locations Planned Post 2005 Locations Producing Wells PQUE Acreage PUD Location - Acquired Pipeline Connection Producing Sand Wells Vertical Hartshorne Coal Well Horizontal Hartshorne Coal Well Existing PQUE Gathering System Major Pipeline System

Hartshorne Coal - Vertical vs. Horizontal Horizontal wells produce 200-300% higher rate and 200-300% more reserves than vertical wells Horizontal wells require less capital and ultimately lower operating costs - with fewer wells needed per section

2005 Drilling Capital Program Project Focus Area Focus In $ millions Exploration $26.5 Development $48.5 Offshore $30.0 Onshore $21.0 E. Texas, Arkoma Basin $24.0

Financial Flexibility 2000 2001 2002 2003 2004 Debt/Mcfe 0.3 0.41 0.13 0.33 0.38 Credit Statistics at 12/31/2004 Senior Bank Credit Facility Borrowing Base $43 Million Outstanding Debt $26.5 Million Subordinated Term Credit Facility Total Credit Facility $20 Million Outstanding Debt $12 Million Debt/Book Capitalization 24% Debt/Market Capitalization 15% Debt/Mcfe

Revenue 2000 2001 2002 2003 2004 Revenue 22561 55342 48238 48688 84868

Gross Margin and Gross Margin Per Mcfe 2000 2001 2002 2003 9mo. 2004 Gross Margin/Mcfe 3.74 3.39 2.81 3.88 4.81 2000 2001 2002 2003 9-mo. 2004 Gross Margin/Mcfe 18492 46699 37539 37577 51327 Gross Margin Per Mcfe Gross Margin 2000 2001 2002 2003 2004 Gross Margin/Mcfe 3.74 3.39 2.81 3.88 4.92 2000 2001 2002 2003 2004 Gross Margin/Mcfe 18492 46699 37539 37577 69885

Summary Multi-basin focus with majority long-lived reserves and healthy cash flow from Gulf Coast Region Proven management and technical team - average 25+ years experience Extensive 3-D database which provides foundation for continued prospect generation Extensive prospect inventory with NET unrisked reserve potential of 350+ Bcfe - providing a 2 year drilling inventory in the Gulf Coast; a 4 year drilling inventory in our long-lived basins

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. PetroQuest believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation. While PetroQuest makes these forward-looking statements in good faith, neither PetroQuest nor its management can guarantee that the anticipated future results will be achieved. PetroQuest discloses proved reserves that comply with the Securities and Exchange Commission's (SEC) definitions. Additionally, PetroQuest may disclose estimated reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Risk Factors and the Management's Discussion and Analysis included in PetroQuest's 2003 Annual Report on Form 10-K.

PetroQuest

ENERGY, INC.

PQUE NASDAQ LISTED



Howard Weil 33rd Annual Energy Conference

April 7, 2005